UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 4, 2008 (January 2, 2008)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

330 North Wabash Avenue, Suite 1400, Chicago, Illinois		60611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01      Other Events.

On January 2, 2008, Fortress Investment Group LLC informed Brookdale Senior Living Inc. (the “Registrant”) as follows:

“All amounts borrowed under the credit agreements, entered into as of June 28, 2006 by Fortress Registered Investment Trust and FIT Holdings LLC (affiliates of Fortress Investment Group LLC) with Deutsche Bank AG, London Branch, as Administrative Agent and sole lender (together, the “Credit Agreements”), have been repaid, and the Credit Agreements have been terminated.  As a result, shares of the Registrant owned by these affiliates of Fortress Investment Group LLC are no longer pledged under the Credit Agreements.

On December 28, 2007, FIT Holdings LLC (“Borrower”) entered into a loan agreement (the “Loan Agreement”) with Goldman Sachs Bank USA, as agent, Goldman, Sachs & Co., as collateral agent (the “Collateral Agent”) and the lenders party thereto (the “Lenders”).  Pursuant to the Loan Agreement, Borrower has received a loan of approximately $250 million from the Lenders, and this amount has been secured by, among other things, a pledge by Borrower and its wholly-owned subsidiary, FIT-ALT Investor LLC (“Subsidiary”), of a total of 33,228,000 shares of common stock of the Registrant owned by Borrower and Subsidiary.  The 33,228,000 shares of common stock represent approximately 32.7% of the Registrant’s issued and outstanding common stock as of the date hereof.

The Loan Agreement contains customary default provisions and also requires cash collateralization of a portion of the borrowings by Borrower in the event the trading price of the common stock of the Registrant decreases below certain specified levels. In the event of a default under the Loan Agreement by Borrower, the Collateral Agent may foreclose upon any and all shares of common stock pledged to it and may seek recourse against Borrower and Subsidiary. Borrower has agreed in the Loan Agreement that if a shelf registration statement is not effective and usable for resales of any portion of the pledged common stock of the Registrant by the Lenders as of or any time after January 4, 2008, Borrower will prepay a related portion of the borrowings.”

The Registrant is not a party to the Loan Agreement and has no obligations thereunder.  Wesley R. Edens, the chairman of the board of directors of the Registrant, owns an interest in Fortress Investment Group LLC.

This information shall also be deemed to be filed under Item 5.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	January 4, 2008	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

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